Exhibit 10.17

BANNISTER PROPERTIES

704 MAXWELL DRIVE

Raleigh, NC 27603

Phone: 919-779-1523, Fax: 919-779-1560

COMMERCIAL LEASE AGREEMENT

THIS LEASE, made this 15TH day of APRIL 2005, by and between

SDA. LLC

(“Landlord”) whose address is

704 MAXWELL DRIVE, RALEIGH, NC 27603

and

SIGNATURE SPECIAL EVENTS SERVICES

(‘Tenant”) whose address is

285 Bucheimer Road, Frederick, MD 21701

WITNESSETH:

PREMISES

1. Landlord, for and in consideration of the rents, covenants, agreements, and stipulations hereinafter mentioned, provided for and covenanted to be paid, kept and performed by Tenant, leases and rents unto Tenant, and Tenant hereby leases and takes upon the terms and conditions which hereinafter appear, the following described property (hereinafter called the Premises), to wit:

Address:

1206-1218 MANAGEMENT WAY, GARNER, NC 27529

Legal Description:

APPROXIMATELY 29,750 SF OF WAREHOUSE WITH OFFICE

☒ See attached Exhibit B for legal description of premises.

TERM

2. The Tenant shall have and hold the Premises for a term of SEVEN (7) YEARS beginning on the 1ST day of MAY, 2005, and ending on the 30TH day of APRIL, 2012 at midnight, unless sooner terminated as hereinafter provided. The first Lease Year Anniversary shall be the date twelve (12) calendar months after the first day of the first full month of the term hereof and successive Lease Year Anniversaries shall be the date twelve (12) calendar months from the previous Lease Year Anniversary.

RENTAL

3. Tenant agrees to pay Landlord or its Agent without demand, deduction or set off, an annual rental of $ 148,750 payable in equal monthly installments of $12,395.83 in advance on the first day of each calendar month during the term hereof. Upon execution of this Lease, Tenant shall pay to Landlord the first month’s rent due hereunder. Rental for any period during the term hereof which is less than one month shall be the pro-rated portion of the monthly rental due. On each Lease Year Anniversary the annual rental payable hereunder (and accordingly the monthly installments) shall be adjusted. (See Addendum A).

☒ by any change in the Consumer Price Index, Urban Wage Earners and Clerical Workers, All Cities (CPI-W, 1982-1984=100) (“Index”) by multiplying the then effective annual rental by the value of said Index for the month two months prior to the Lease Year Anniversary and dividing the product by the value of said Index for the month two months prior to the previous Lease Year Anniversary (in the instance of the first Lease Year Anniversary the value of the Index for the month two months prior to the first full month of the term hereof). In the event the Index ceases to be published there shall be substituted for the Index the measure published by the US Department of Labor which most nearly approximates the Index;

☒ as follows:

NOTE: CPI IS CAPPED AT 3% PER YEAR

NOTE: AS LONG AS TENANT IS NOT IN DEFAULT WITH SAID LANDLORD, TENANT SHALL HAVE THE OPTION TO RENEW THIS LEASE AGREEMENT FOR ONE ADDITIONAL TERM OF FIVE (5) YEARS. THE TERMS AND CONDITIONS SHALL REMAIN THE SAME EXCEPT THE RENT SHALL BE NEGOTIATED AT THAT TIME; TENANT MUST NOTIFY SAID LANDLORD, NO LATER THAN 120-DAYS PRIOR TO THE

EXPIRATION OF THE INITIAL SEVEN-YEAR TERM, OF ITS INTENT TO EXTEND THIS LEASE AGREEMENT. NOTIFICATION MUST BE DONE IN WRITING VIA CERTIFIED MAIL.

☒ If this box is checked, Tenant shall pay all rental to Landlord’s Agent at the following address:

704 MAXWELL DRIVE, RALEIGH, NC 27603

LATE CHARGES

4. If Landlord fails to receive any rent payment within 15 days after it becomes due, Tenant shall pay Landlord, as additional rental, a late charge equal to FIVE percent (5%) of the overdue amount or $ 50.00 whichever is greater, plus any actual bank fees incurred for returned or dishonored checks. The parties agree that such a late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of such late payment.

SECURITY DEPOSIT

5.	☒ If this box is checked, Agent shall hold the Security Deposit and shall be entitled to the interest thereon.

UTILITY BILLS

6.	(a) Tenant shall pay the following utilities:

ALL UTILITIES, INCLUDING BUT NOT LIMITED TO: Power, Water, Gas/Propane, Trash, etc.

(b) Landlord shall pay the following utilities:

NONE

Responsibility to pay for a utility service shall include all metering, hook-up fees or other miscellaneous charges associated with the installation and maintenance of such utility in said party’s name.

COMMON AREA COSTS; RULES AND REGULATIONS

7. If the Premises are part of a larger building or group of buildings, Tenant shall pay as additional rental monthly, in advance, its pro rata share of common area maintenance costs as hereinafter more particularly set forth in the Special Stipulations (see Paragraph 38). The Rules and Regulations, if any, attached hereto are made a part of this Lease. Tenant agrees to perform and abide by these

Rules and Regulations, if any, and such other Rules and Regulations, if any, as may be made from time to time by Landlord.

USE OF PREMISES

8. The Premises shall be used for

OFFICE & WAREHOUSE STORAGE

purposes only and no other. The Premises shall not be used for any illegal purposes, nor in any manner to create any nuisance or trespass, nor in any manner to vitiate the insurance or increase the rate of insurance on the Premises. In the event Tenant’s use of the Premises results in an increase in the rate of insurance on the Premises, Tenant shall pay to Landlord, upon demand and as additional rental, the amount of any such increase.

TAX AND INSURANCE ESCALATION

9. Tenant shall pay upon demand as additional rental during the term of this Lease, and any extension or renewal thereof;

☒ The amount by which all taxes (including but not limited to, ad valorem taxes, special assessments and any other governmental charges) on the Premises for each tax year exceed all taxes on the Premises for the tax year 2004; or

☒ the excess cost of fire and extended coverage insurance including any and all public liability insurance on the building over the cost of the first year of the Lease term for each subsequent year during the term of this Lease.

INDEMNITY; INSURANCE

10. Tenant agrees to and hereby does indemnify and save Landlord harmless against all claims for damages to persons or property by reason of Tenant’s use or occupancy of the Premises, and all expenses incurred by Landlord because thereof, including attorney’s fees and court costs. Supplementing the foregoing and in addition thereto, Tenant shall during the term of this Lease and any extension or renewal thereof, and at Tenant’s expense, maintain in full force and effect comprehensive general liability insurance with limits of $1,000,000 per person and $1,000,000 per accident, and property damage limits of $1,000,000, which insurance shall contain a special endorsement recognizing and insuring any liability accruing to Tenant under the first sentence of this paragraph and naming Landlord as additional insured. Tenant shall provide evidence of such insurance to Landlord prior to the commencement of the term of this Lease. Landlord and Tenant each hereby release and relieve the other, and waive any right of recovery, for loss or damage arising out of or incident to the perils insured against which perils occur in, on or about the Premises, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors and/or invitees, to the extent that such loss or damage is within the policy limits of said comprehensive general liability insurance. Landlord and Tenant shall, upon obtaining the policies of insurance required, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease. (See Addendum A).

REPAIRS BY LANDLORD

11. Landlord agrees to keep in good repair the roof, foundation and exterior walls of the Premises (exclusive of all glass and exclusive of all exterior doors) and underground utility and sewer pipes outside the exterior walls of the building, except repairs rendered necessary by the negligence or intentional wrongful acts of Tenant, its agents, employees or invitees. If the Premises are part of a larger building or group of buildings, then to the extent that the grounds are common areas, Landlord shall maintain the grounds surrounding the building, including paving, the mowing of grass, care of shrubs and general landscaping. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair and failure to report such conditions shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of such conditions.

REPAIRS BY TENANT

12. Tenant accepts the Premises in their present condition and as suited for the uses intended by Tenant. Tenant shall, throughout the initial term of this Lease, and any extension or renewal thereof, at its expense, maintain in good order and repair the Premises, including the building and other improvements located thereon, except those repairs expressly required to be made by Landlord hereunder. Unless the grounds are common areas of a building(s) larger than the Premises, Tenant further agrees to care for the grounds around the building, agrees to return the Premises to Landlord at the expiration or prior termination of this Lease, in as good condition and repair as when first received, natural wear and tear, damage by storm, fire, lightning, earthquake or other casualty alone excepted. Tenant, Tenant’s employees, agents, contractors or subcontractors shall take no action which may void any manufacturers or installers warranty with relation to the Premises. Tenant shall indemnify and hold Landlord harmless from any liability, claim, demand or cause of action arising on account of Tenant’s breach of the provisions of this paragraph.

ALTERATIONS

13. Tenant shall not make any alterations, additions, or improvements to the Premises without Landlord’s prior written consent. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Paragraph upon Landlord’s written request. All approved alterations, additions, and improvements will be accomplished in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord, free of any liens or encumbrances. Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord’s consent) at the termination of the Lease and to restore the Premises to its prior condition, all at Tenant’s expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord’s property and shall be surrendered to Landlord upon the termination of this Lease, except that Tenant may remove any of Tenant’s machinery or equipment which can be removed without material damage to the Premises. Tenant shall repair, at Tenant’s expense, any damage to the Premises caused by the removal of any such machinery or equipment.

REMOVAL OF FIXTURES

14. Tenant may (if not in default hereunder) prior to the expiration of this Lease, or any extension or renewal thereof, remove all fixtures and equipment which it has placed in the Premises, provided Tenant repairs all damage to the Premises caused by such removal.

DESTRUCTION OF OR DAMAGE TO PREMISES

15. If the Premises are totally destroyed by storm, fire, lightning, earthquake or other casualty, this Lease shall terminate as of the date of such destruction and rental shall be accounted for as between Landlord and Tenant as of that date. If the premises are damaged but not wholly destroyed by any such casualties, rental shall abate in such proportion as effective use of the Premises has been affected and Landlord shall restore Premises to substantially the same condition as before damage as speedily as is practicable, whereupon full rental shall recommence.

GOVERNMENTAL ORDERS

16. Tenant agrees, at its own expense, to comply promptly with all requirements of any legally constituted public authority made necessary by reason of Tenant’s occupancy of the Premises. Landlord agrees to comply promptly with any such requirements if not made necessary by reason of Tenant’s occupancy. It is mutually agreed, however, between Landlord and Tenant, that if in order to comply with such requirements, the cost to Landlord or Tenant, as the case may be, shall exceed a sum equal to one year’s rent, then Landlord or Tenant, whichever is obligated to comply with such requirements, may terminate this Lease by giving written notice of termination to the other party by registered mail, which termination shall become effective sixty (60) days after receipt of such notice and which notice shall eliminate the necessity of compliance with such requirements by giving such notice unless the party giving such notice of termination shall, before termination becomes effective, pay to the party giving notice all cost of compliance in excess of one year’s rent, or secure payment of said sum in manner satisfactory to the party giving notice.

CONDEMNATION

17. lf the whole of the Premises, or such portion thereof as will make the Premises unusable for the purposes herein leased, is condemned by any legally constituted authority for any public use or purpose, then in either of said events the term hereby granted shall cease from the date when possession thereof is taken by public authorities, and rental shall be accounted for as between Landlord and Tenant as of said date. Such termination, however, shall be without prejudice to the rights of either Landlord or Tenant to recover compensation and damage caused by condemnation from the condemner. It is further understood and agreed that Tenant shall not have any rights in any award made to Landlord by any condemnation authority.

ASSIGNMENT AND SUBLETTING

18. Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld, assign this Lease or any interest hereunder, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than the Tenant. Consent to any assignment or sublease shall not impair this provision and all later assignments or subleases shall be made likewise only on the prior written consent of Landlord. The Assignee of Tenant, at option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder, but no sublease or assignment by Tenant shall relieve Tenant of any liability hereunder.

EVENTS OF DEFAULT

19. The happening of any one or more of the following events (hereinafter any one of which may be referred to as an “Event of Default”) during the term of this Lease, or any renewal or extension thereof, shall constitute a breach of this Lease on the part of the Tenant: (a) Tenant fails to pay the rental as provided for herein; (b) Tenant abandons or vacates the Premises; (c) Tenant fails to comply with or abide by and perform any other obligation imposed upon Tenant under this Lease;

(d) Tenant is adjudicated bankrupt; (e) a permanent receiver is appointed for Tenants property and such receiver is not removed within sixty (60) days after written notice from Landlord to Tenant to obtain such removal; (f) Tenant, either voluntarily or involuntarily, takes advantage of any debt or relief proceedings under any present or future law, whereby the rent or any part thereof is, or is proposed to be reduced or payment thereof deferred; (g) Tenant makes an assignment for benefit of creditors; or (h) Tenant’s effects are levied upon or attached under process against Tenant, which is not satisfied or dissolved within thirty (30) days after written notice from Landlord to Tenant to obtain satisfaction thereof.

REMEDIES UPON DEFAULT

20. Upon the occurrence of Event of Default, Landlord may pursue any one or more of the following remedies separately or concurrently, without prejudice to any other remedy herein provided or provided by law: (a) if the Event of Default involves nonpayment of rental and Tenant fails to cure such default within ten (10) days after receipt of written notice thereof from Landlord, or if the Event of Default involves a default in performing any of the terms or provisions of this Lease other than the payment of rental and Tenant fails to cure such default within thirty (30) days after receipt of written notice of default from Landlord, Landlord may terminate this Lease by giving written notice to Tenant and upon such termination shall be entitled to recover from Tenant damages as may be permitted under applicable law; or (b) if the Event of Default involves any matter other than those set forth in item (a) of this paragraph, Landlord may terminate this Lease by giving written notice to Tenant and, upon such termination, shall be entitled to recover from the Tenant damages in an amount equal to all rental which is due and all rental which would otherwise have become due throughout the remaining term of this Lease, or any renewal or extension thereof (as if this Lease had not been terminated); or (c) upon any Event of Default, Landlord, as Tenant’s agent, without terminating this Lease, may enter upon and rent the Premises, in whole or in part, at the best price obtainable by reasonable effort, without advertisement and by private negotiations and for any term Landlord deems proper, with Tenant being liable to Landlord for the deficiency, if any, between Tenant’s rent hereunder and the price obtained by Landlord on reletting, provided however, that Landlord shall not be considered to be under any duty by reason of this provision to take any action to mitigate damages by reason of Tenant’s default. In the event Landlord hires an attorney to enforce its rights upon default, Tenant shall in addition be liable for reasonable attorney’s fees and all costs of collection.

EXTERIOR SIGNS

21. Tenant shall place no signs upon the outside walls or roof of the Premises, except with the express written consent of the Landlord. Any and all signs placed on the Premises by Tenant shall be maintained in compliance with governmental rules and regulations governing such signs and Tenant shall be responsible to Landlord for any damage caused by installation, use or maintenance of said signs, and all damage incident to removal thereof.

LANDLORD’S ENTRY OF PREMISES

22. Landlord may advertise the Premises “For Rent” or “For Sale” 120 days before the termination of this Lease. Landlord may enter the Premises at reasonable hours to exhibit same to prospective purchasers or tenants and to make repairs required of Landlord under the terms hereof or to make repairs to Landlord’s adjoining property, if any.

EFFECT OF TERMINATION OF LEASE

23. No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord’s right to collect rent for the period prior to termination thereof.

MORTGAGEE’S RIGHTS

24. Tenant’s rights shall be subject to any bona fide mortgage, deed of trust or other security interest which is now or may hereafter be placed upon the Premises by Landlord, Tenant shall, if requested by Landlord, execute a separate agreement reflecting such subordination, and shall be obligated to execute such documentation as may facilitate Landlord’s sale or refinancing of the Premises, including, but not limited to, estoppel certificates, subordination or attornment agreements.

QUIET ENJOYMENT

25. So long as Tenant observes and performs the covenants and agreements contained herein, it shall at all times during the Lease term peacefully and quietly have and enjoy possession of the Premises, but always subject to the terms hereof. Provided, however, that in the event Landlord shall sell or otherwise transfer its interest in the Premises, Tenant agrees to attorn to any new owner or interest holder and shall, if requested by Landlord, execute a separate agreement reflecting such attornment, provided that said agreement requires the new owner or interest holder to recognize its obligations and Tenant’s rights hereunder.

HOLDING OVER

26. If Tenant remains in possession of the Premises after expiration of the term hereof, with Landlord’s acquiescence and without any express agreement of the parties, Tenant shall be a tenant at will at the rental rate which is in effect at end of this Lease and there shall be no renewal of this Lease by operation of law. If Tenant remains in possession of the Premises after expiration of the term hereof without Landlord’s acquiescence, Tenant shall be a tenant at sufferance and commencing on the date following the date of such expiration, the monthly rental payable under Paragraph 3 above shall for each month, or fraction thereof during which Tenant so remains in possession of the premises, be 125% the monthly rental otherwise payable under Paragraph 3 above.

ATTORNEY’S FEES

27. In the event that any action or proceeding is brought to enforce any term, covenant or condition of this Lease on the part of Landlord or Tenant, the prevailing party in such litigation shall be entitled to recover reasonable attorney’s fees and costs.

RIGHTS CUMULATIVE

28. All rights, powers and privileges conferred hereunder upon parties hereto shall be cumulative and not restrictive of those given by law.

WAIVER OF RIGHTS

29. No failure of Landlord to exercise any power given Landlord hereunder or to insist upon strict compliance by Tenant of its obligations hereunder and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord’s right to demand exact compliance with the terms hereof.

ENVIRONMENTAL LAWS

30. (a) Tenant shall not bring onto the Premises any Hazardous Materials (as defined below) without the prior written approval by Landlord. Any approval must be preceded by submission to Landlord of appropriate Material Safety Data Sheets (MSD Sheets). In the event of approval by Landlord, Tenant covenants that it will (1) comply with all requirements of any constituted public authority and all federal, state, and local codes, statutes, ordinances, rules and regulations, and laws, whether now in force or hereafter adopted relating to Tenant’s use of the Premises, or relating to the storage, use, disposal, processing, distribution, shipping or sales of any hazardous, flammable, toxic, or dangerous materials, waste or substance, the presence of which is regulated by a federal, state, or local law, ruling, rule or regulation (hereafter collectively referred to as “Hazardous Materials”); (2) comply with any reasonable recommendations by the insurance carrier of either Landlord or Tenant relating to the use by Tenant on the Premises of such Hazardous

Materials; (3) refrain from unlawfully disposing of or allowing the disposal of any Hazardous Materials upon, within, about or under the Premises; and (4) remove all Hazardous Materials from the Premises, either after their use by Tenant or upon the expiration or earlier termination of this lease, in compliance with all applicable laws.

(b) Tenant shall be responsible for obtaining all necessary permits in connection with its use, storage and disposal of Hazardous Materials, and shall develop and maintain, and where necessary file with the appropriate authorities, all reports, receipts, manifests, filings, lists and invoices covering those Hazardous Materials and Tenant shall provide Landlord with copies of all such items upon request. Tenant shall provide within five (5) days after receipt thereof, copies of all notices, orders, claims or other correspondence from any federal, state or local government or agency alleging any violation of any environmental law or regulation by Tenant, or related in any manner to Hazardous Materials. In addition, Tenant shall provide Landlord with copies of all responses to such correspondence at the time of the response.

(c) Tenant hereby indemnifies and holds harmless Landlord, its successors and assigns from and against any and all losses, liabilities, damages, injuries, penalties, fines, costs, expenses and claims of any and every kind whatsoever (including attorney’s fees and costs, expenses or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, from time to time, and regulations promulgated thereunder, any so-called state or local “Superfund” or “Superlien” law, or any other federal, state or local statute, law or ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any Hazardous Materials) paid, incurred or suffered by, or asserted against, Landlord as a result of any claim, demand or judicial or administrative action by any person or entity (including governmental or private entities) for, with respect to, or as a direct or indirect result of, the presence on or under or the escape, seepage, leakage, spillage, discharge, emission or release from the Premises of any Hazardous Materials caused by Tenant or Tenant’s agents, employees, invitees or successors in interest. This indemnity shall also apply to any release of Hazardous Materials caused by a fire or other casualty to the premises if such Hazardous Materials were stored on the Premises by Tenant, its agents, employees, invitees or successors in interest.

(d) If Tenant fails to comply with the Covenants to be performed hereunder with respect to Hazardous Materials, or if an environmental protection lien is filed against the premises as a result of the actions of Tenant, its agents, employees or invitees, then the occurrence of any such events shall be considered a default hereunder.

(e) Tenant will give Landlord prompt notice of any release of Hazardous Materials, reportable or non-reportable, to federal, state or local authorities, of any fire, or any damage occurring on or to the Premises.

(f) Tenant will use and occupy the Premises and conduct its business in such a manner that the Premises are neat, clean and orderly at all times with all chemicals or Hazardous Materials marked for easy identification and stored according to all codes as outlined above.

(g) The warranties and indemnities contained in this Paragraph shall survive the termination of this Lease.

TIME OF ESSENCE

31. Time is of the essence in this Lease.

ABANDONMENT

32. Tenant shall not abandon the Premises at any time during the Lease term. If Tenant shall abandon the premises or be dispossessed by process of law, any Personal Property belonging to Tenant and left on the Premises shall, at the option of Landlord, be deemed abandoned and available to Landlord to use or sell to offset any rent due or any expenses incurred by removing same and restoring the Premises.

DEFINITIONS

33. “Landlord” as used in this Lease shall include the undersigned, its heirs, representatives, assigns and successors in title to the Premises. “Agent” as used in this Lease shall mean the party designated as same in Paragraph 34, its heirs, representatives, assigns and successors. “Tenant” shall include the undersigned and its heirs, representatives, assigns and successors, and if this Lease shall be validly assigned or sublet, shall include also Tenant’s assignees or sublessees as to the Premises covered by such assignment or sublease. “Landlord”, “Tenant”, and “Agent” include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

NOTICES

34. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by U.S. certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered or sent to the address shown at the beginning of this Lease, except that upon Tenant taking possession of the Premises, then the Premises shall be Tenant’s address for such purposes. Notices to Landlord shall be delivered or sent to the address shown at the beginning of this Lease and notices to Agent, if any, shall be delivered or sent to the address set forth in Paragraph 3 hereof.

All notices shall be effective upon delivery. Any party may change its notice address upon written notice to the other parties, given as provided herein.

ENTIRE AGREEMENT

35. This Lease contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein shall be of any force or effect. This Lease may not be modified except by a writing signed by all the parties hereto.

AUTHORIZED LEASE EXECUTION

36. Each individual executing this Lease as director, officer, partner, member, or agent of a corporation, limited liability company, or partnership represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of such corporation, limited liability company, or partnership.

TRANSFER OF LANDLORD’S INTEREST

37. In the event of the sale, assignment or transfer by Landlord of its interest in the Premises or in this Lease (other than a collateral assignment to secure a debt of Landlord) to a successor in interest who expressly assumes the obligations of Landlord under this Lease, Landlord shall thereupon be released and discharged from all its covenants and obligations under this Lease, except those obligations that have accrued prior to such sale, assignment or transfer; and Tenant agrees to look solely to the successor in interest of Landlord for the performance of those covenants accruing after such sale, assignment or transfer. Landlord’s assignment of this Lease, or of any or all of its rights in this Lease, shall not affect Tenant’s obligations hereunder, and Tenant shall attorn and look to the assignee as Landlord, provided Tenant has first received written notice of the assignment of Landlord’s interest.

SPECIAL STIPULATIONS

38. Any special stipulations are set forth in the attached Exhibit A. Insofar as said Special Stipulations conflict with any of the foregoing provisions, said Special

Stipulations shall control.

MEMORANDUM OF LEASE

39. Upon request by either Landlord or Tenant, the parties hereto shall execute a short form lease (Memorandum of Lease) in recordable form, setting forth such provisions hereof (other than the amount of Base Monthly Rent and other sums due) as either party may wish to incorporate. The cost of recording such memorandum of lease shall be borne by the party requesting execution of same.

THIS DOCUMENT IS A LEGAL DOCUMENT. EXECUTION OF THIS DOCUMENT HAS LEGAL CONSEQUENCES THAT COULD BE ENFORCEABLE IN A COURT OF LAW. THE NORTH CAROLINA ASSOCIATION OF REALTORS MAKES NO REPRESENTATIONS CONCERNING THE LEGAL SUFFICIENCY, LEGAL EFFECT OR TAX CONSEQUENCES OF THIS DOCUMENT OR THE TRANSACTION TO WHICH IT RELATES AND RECOMMENDS THAT YOU CONSULT YOUR ATTORNEY.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, the date and year first above written.

LANDLORD:

Individual		Business Entity
	(SEAL)	SDA, LLC
(Name of Firm)

	(SEAL)	By:	/s/ Robby Bannister, Jr.	(SEAL)
		Title:	N/A

TENANT:

Individual		Business Entity
	(SEAL)	SIGNATURE SPECIAL EVENT SERVICES
(Name of Firm)

	(SEAL)	By:	/s/ Thomas M. Brown	(SEAL)
		Title:	N/A

ADDENDUM A

SIGNATURE SPECIAL EVENTS SERVICES

1.	TENANT CONTRIBUTION TOWARDS IMPROVEMENTS – At Lease Execution Signature Special Events Services, Inc. agrees to pay the sum of $39,000 towards the improvements described to in item 2 B below (see attached Exhibit C for details) to the building.

TOTAL AMOUNT DUE AT LEASE EXECUTION: $39,OOO

2.	IMPROVEMENTS:

A.	Landlord agrees to put up a fence, with a gate, across the front, right driveway at its expense. Fence should be at least 8 feet tall, and made of strong chain link, with a rolling gate. Both parties shall agree on the specifications prior to ordering the fence. (SEE ATTACHED EXHIBIT B)

B.	Landlord agrees to build-out approximately 2,200 sf of additional office space, add a water line for washer, and stub out sewer for washer, electrical, etc. (See Attached Exhibit C For Details). These improvements will be completed within 60-days or less from the Lease Commencement Date.

3.	SNOW REMOVAL – Snow removal is not a part of this Lease Agreement. If needed, Landlord shall do its best to provide timely service. Tenant shall be billed its pro-rata share after each occurrence

4.	COMMENCEMENT OF LEASE PAYMENTS – It is hereby understood and agreed by both Landlord and Tenant that the first payment of rents by Tenant shall be due May 1, 2005.

5.	TICAM – TICAM is estimated at .80/sf. This includes Tenant’s pro-rata share of Property Taxes, Insurance, Lawncare, Area Lighting, Buffer & Detention/Retention Pond Maintenance. If Actual TICAM Expenses exceed .80/sf, in any given year, Landlord has the right to pass on such increases on a dollar for dollar basis at the end of each calendar year. Landlord, upon request by Tenant, must provide Tenant with adequate documentation of its pro rata share of such expenses. If TICAM is less than .80 sf, Landlord will reconcile with Tenant.

Note: TICAM – Does not include snow removal

Note: Year #l – Lease Rate is based on $4.20/sf + .80/sf TICAM Estimate

6.	REPAIRS BY TENANT – It is hereby understood, with regard to HVAC repairs and maintenance, that Tenant shall be responsible for regular maintenance (i.e., changing of filters, etc.) of this equipment. In addition, Tenant shall be responsible, after warranty, the first $400 of any such repairs on an annual basis. Landlord shall be responsible for any amount over $400.

7.	OTHER:

LANDLORD AND TENANT AGREE TO THE FOLLOWING CHANGES THAT SHALL BE INCORPORATED INTO THIS LEASE AGREEMENT:

#3	RENTAL

On Line 1 add “except as provided herein” after the words “set off”

#4	LATE CHARGES

On line 1 add “and after written notice from Landlord” after the words “become due”

#10	INDEMNITY; INSURANCE

Add to the end of this paragraph the following sentence, “Landlord, agrees, to indemnify and hold Tenant harmless against all claims for damages to persons or property by reason of Landlord’s purposeful negligence, as it relates to Landlord’s responsibilities in this Lease Agreement.

Landlord is responsible for obtaining and maintaining Fire & Casualty Insurance for this location. It is noted that if Fire & Casualty Insurance increases on this individual building, due to the storage of certain hazardous material (See #30 Below), Landlord shall pass these increases through to Tenant on a dollar for dollar basis. Landlord must provide documentation to Tenant, from the insurance company, that the increase was a result of the Hazardous Material.

#12	REPAIRS BY TENANT

At the end of line 4 add “and, unless such repairs are due to the purposeful negligence acts or omissions of the Landlord.

At the end of the paragraph add, “All areas are considered common areas and Tenant will not be responsible for maintenance of landscaping outside the building.

#13	ALTERATIONS

On line 1 add, “costing more than $5,000” after the word Premises

At the end of line 1 add “Landlord agrees not to unreasonably withheld or delay approving such improvements.”

#15	DESTRUCTION OR DAMAGE TO PREMISES

At the end of the paragraph add the following sentence, “If the Landlord, on an Act of Nature, is not able to restore the premises within 90 days, either party may terminate this Lease Agreement.

#18	ASSIGNING AND SUBLETTING

At the end of the paragraph add the following sentences: “Notwithstanding the foregoing, Tenant may assign this Lease Agreement to any Affiliate of Tenant without Landlord’s Consent. However, Tenant must properly notify Landlord if this should occur. Failure to do so shall void such Assignment.

#19	REMEDIES OF DEFAULT

Add to the end of the paragraph the following sentences: “In the event Landlord defaults under Landlord’s obligations hereunder, and after receiving notice via certified mail notifying Landlord of such default, Landlord shall have 30-days to show good faith in resolving the default. Failure to solve the default may result in the termination of this Lease Agreement.

#21	EXTERIOR SIGNS

At the end of line 1 add “not to be unreasonably withheld or delayed” following the word Landlord.

#30	ENVIRONMENTAL LAWS

At the end of this paragraph add the following sentences: “Landlord has no intention of requiring Tenant to submit MSD Sheets for approval, but want representation from Tenant that they will store, handle, and dispose of hazardous material in accordance with, all and any, Federal Law, State Law, Town Law, or other appropriate Regulatory Agencies Rules and Regulations. Tenant hereby agrees to the requirements of paragraph #3O and will adhere to all the terms of the paragraph; however, tenant will not be subject to any approval of Landlord as referenced in this paragraph. Landlord has reviewed and is not aware of any prior environmental issues related to the property prior to this Lease Agreement.

Thomas M. Brown	Robby Bannister, Jr.
SIGNATURE SPECIAL EVENTS	SDA, LLC

4/20/05	4/20/05
DATE	DATE

EXHIBIT B

[SCHEMATIC]

EXHIBIT B2

[SCHEMATIC]

EXHIBIT C

to Commercial Lease Agreement between SDA, LLC and SIGNATURE

SPECIAL EVENTS

April 1, 2005

Bannister Properties

704 Maxwell Dr.

Raleigh, NC

c/o Signature Special Event Services

Durham, NC

Re: Fit up at 1200 Management Way, Garner, NC

We shall furnish the following labor and materials per owner sketch for office and warehouse needs.

Interior

Office layout per “sketch” shall be 19’ x 115” x 9’ high with painted sheetrock, 8’ x 4’ lay in ceilings, VCT tile or carpet floor and rubber base. Doors shall be 3’ x 6’ 8” hollow core birch stained. The (2) office lay outs with 9’ ceilings in each corner of the building, shall remain with adjoining hallway to new section.

Glass

2 – 6’ x 3’ Interior window with tempered glass

2 – 3’ 3’ Interior windows with tempered glass

HVAC

1 – 2 Ton electric heat and air system

1 – 3 Ton electric heat and air system

Sprinkler System

Adequate sprinkler heads and alarm system for office addition

Plumbing

(Signature Special Events to Supply two HWH)

1 – HWH (furnished by owner) hookup only

1 – 3” Sewer for washer 55’ to main sewer line

1 –  1/2”      [illegible] 100’ long to rear hose bib

1 – 1”      [illegible] 45’ long to washer

1 –      [illegible] water cooler

1 – sink rough only

Page Two

Electrical

Existing service to remain the same.

NOTE: washer and hot water heater are wired from main service 45’ from panel

3 – emergency lights combos

2 – HVAC

2 – H.W.H.

8 – office switches

2 – three way switches

15 – telephone stubs

23 – 2’ x 4’ lay in lights

27 – office receptacles

1 – water cooler outlets

No              [illegible] lines included.

1 – coffee outlet

1–      [illegible] outlet

1 – microwave outlet

1 – 30 amp outlet 50’ from washer

2 – 20 amp outlets one on each side of the 30 amp one

Exhibit C

[SCHEMATIC]